As filed with the Securities and Exchange Commission on August 7, 2008 Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               CNB FINANCIAL CORP.
     (Exact name of registrant as specified in its articles of organization)



         MASSACHUSETTS                                20-3801620
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                          33 WALDO STREET, P.O. BOX 830
                       WORCESTER, MASSACHUSETTS 01613-0830
                                 (508) 752-4800
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)


                               CNB FINANCIAL CORP.
                           2008 EQUITY INCENTIVE PLAN
                            (Full title of the plan)
                           ---------------------------


CHARLES R. VALADE                                COPIES TO:
PRESIDENT                                        THOMAS P. HUTTON, ESQ.
CNB FINANCIAL CORP.                              SCOTT A. BROWN, ESQ.
33 WALDO STREET, P.O. BOX 830                    KILPATRICK STOCKTON LLP
WORCESTER, MASSACHUSETTS 01613-0830              SUITE 900 607 14TH STREET, N.W.
(508) 752-4800                                   WASHINGTON, D.C. 20005-2018
                                                 (202) 508-5800

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

       Large accelerated filer    [ ]         Accelerated filer          [ ]
       Non-accelerated filer      [ ]         Smaller reporting company  |X|
                  (Do not check if a smaller reporting company)

=========================================================================================================================
                                                      Proposed Maximum
           Title of                Amount to be        Offering Price           Proposed Maximum            Amount of
  Securities to be Registered     Registered (1)         Per Share          Aggregate Offering Price    Registration Fee
=========================================================================================================================
         Common Stock
        $1.00 par value             100,000(2)              $6.50                $650,000(3)             $26
=========================================================================================================================

(1) Together with an indeterminate number of shares of common stock which may be necessary to adjust the number of shares reserved for issuance pursuant to the CNB Financial Corp. 2008 Equity Incentive Plan (the "Plan") as the result of a stock split, stock dividend, or similar adjustment to the outstanding common stock of CNB Financial Corp. (the "Common Stock") pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the total number of shares of common stock currently available for issuance upon the exercise of stock options or the granting of restricted stock awards pursuant to the Plan.
(3) Estimated solely for the purpose of calculating the registration fee. Represents the closing price for the Common Stock as reported on August 6, 2008 in accordance with 17 C.F.R. 230.457(c).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND 17 C.F.R. SS.230.462.

CNB FINANCIAL CORP.

PART I   INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 & 2. The documents containing the information regarding the CNB Financial Corp. (the "Company" or the "Registrant") 2008 Equity Incentive Plan (the "Plan") required by Part I of this Registration Statement will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Said documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 in reliance on Rule 428. Said document and the information incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus for the Registration Statement.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed or to be filed by the Company with the SEC are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, which includes the consolidated balance sheets of CNB Financial Corp. and its subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended together with the related notes (File No. 000-51685) filed with the SEC on March 20, 2008;

          (b) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2008 (File No. 000-51685) filed with the SEC on May 13, 2008;

          (c) The Company's Current Report on Form 8-K (in each case other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K) filed with the SEC on May 16, 2008 and July 22, 2008 (File No. 000-51685).

          (d) All documents filed by the Company and the Plan, where applicable, pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which deregisters all securities then remaining unsold (in each case other than those portions furnished under Items 2.02, 7.01, and 9.01 of the Form 8-K).

          ANY STATEMENT CONTAINED IN THIS REGISTRATION STATEMENT, OR IN A DOCUMENT INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, SHALL BE DEEMED TO BE MODIFIED OR SUPERSEDED FOR PURPOSES OF THIS REGISTRATION STATEMENT TO THE EXTENT THAT A STATEMENT CONTAINED HEREIN, OR IN ANY OTHER SUBSEQUENTLY FILED DOCUMENT WHICH ALSO IS INCORPORATED OR DEEMED TO BE INCORPORATED BY REFERENCE HEREIN, MODIFIES OR SO MODIFIED OR SUPERSEDED, TO CONSTITUTE A PART OF THIS REGISTRATION STATEMENT.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock to be offered pursuant to the Plan has been registered pursuant to Section 12(g) of the Exchange Act. Accordingly, a description of the Common Stock is not required herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Common Stock offered hereby has been passed upon for the Registrant by the firm of Kilpatrick Stockton LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Directors and officers of CNB Financial Corp. may be entitled to benefit from the indemnification provisions contained in the Massachusetts Business Corporation Act (the "MBCA") and the Registrant's Bylaws and Articles of Organization.

      Section 2.02(b)(4) of Chapter 156D of the MBCA allows a corporation to add a provision to its articles of organization or to eliminate or limit the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of an improper distribution or obtained an improper personal benefit. Part 8 of Chapter 156D of the MBCA provides for further indemnification by a corporation.

         In accordance with the MBCA, Article VII, Section 2 of the Company's Bylaws provides as follows:

SECTION 2.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          (a) Except as otherwise provided in this Section, and subject to the provisions of Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder, the Company shall indemnify to the fullest extent permitted by law an individual who is a party to a proceeding because he or she is a Director or officer against liability incurred in the proceeding if: (1)
(i) he or she conducted himself or herself in good faith; and (ii) he or she reasonably believed that his or her conduct was in the best interests of the Company or that his or her conduct was at least not opposed to the best interests of the Company; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or
(2) he or she engaged in conduct for which he or she shall not be liable under a provision of the Articles of Organization authorized by Section 2.02(b)(4) of the MBCA or any successor provision to such Section.

          (b) A Director's or officer's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in, and the beneficiaries of, the plan is conduct that satisfies the requirement that his or her conduct was at least not opposed to the best interests of the Company.

          (c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the Director or officer did not meet the relevant standard of conduct described in this Section.

          (d) Unless ordered by a court, the Company may not indemnify a Director or officer under this Section if his or her conduct did not satisfy the standards set forth in subsection (a) or subsection (b).

         In accordance with the MBCA, Article VI of the Company's Articles of Organization provides that except as provided in Section 18(k) of the Federal Deposit Insurance Act and the regulations issued thereunder, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director except to the extent exemption from liability is not permitted under the Massachusetts Business Corporation Law as the same now exists or may hereafter be amended. No amendment or repeal of this provision shall have any effect on the liability of any director with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.   EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         5.0 Opinion of Kilpatrick Stockton LLP as to the legality of the common stock to be issued.

         10.1     CNB Financial Corp.'s 2008 Equity Incentive Plan (1)

         10.2     Form of Award Agreements.

         23.0 Consent of Kilpatrick Stockton LLP (contained in the opinion included as Exhibit 5).

         23.1     Consent of KPMG LLP.

         23.2     Consent of Wolf & Company, P.C.

         24.0     Power of Attorney is located on the signature pages.
         ------------------------------------------------------------
         (1) Incorporated herein by reference to Appendix A in the definitive proxy statement filed with the SEC on April 11, 2008 (File No. 000-51685).

ITEM 9.   UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement unless the information or prospectus required by (i) and (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement:

                 (i)       To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Worcester, Massachusetts, on this 7th day of August, 2008.

                                           CNB FINANCIAL CORP.



                                           By: /s/ Charles R. Valade
                                               --------------------------------
                                               Charles R. Valade
                                               President
                                               (principal executive officer)


         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below (other than Mr. Valade) constitutes and appoints Charles R. Valade, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                        Title                                       Date
----                                        -----                                       -----

/s/ Charles R. Valade                       President                                   August 7, 2008
------------------------------------        (principal executive officer)
Charles R. Valade


/s/ William M. Mahoney                      Treasurer and Chief Financial Officer       August 7, 2008
------------------------------------        (principal financial and accounting
William M. Mahoney                          officer)

/s/ Gerald D. Cohen                         Director                                    August 7, 2008
------------------------------------
Gerald D. Cohen


/s/ Cary J. Corkin                          Director                                    August 7, 2008
------------------------------------
Cary J. Corkin




/s/ Lawrence J. Glick                       Director                                    August 7, 2008
------------------------------------
Lawrence J. Glick


/s/ Stephen J. Granger                      Director                                    August 7, 2008
------------------------------------
Stephen J. Granger


/s/ George L. Kaplan                        Director                                    August 7, 2008
------------------------------------
George L. Kaplan


/s/ John P. Lauring                         Director                                    August 7, 2008
------------------------------------
John P. Lauring


/s/ Harris L. MacNeill                      Director                                    August 7, 2008
------------------------------------
Harris L. MacNeill


/s/ Ralph D. Marios                         Director                                    August 7, 2008
------------------------------------
Ralph D. Marios


/s/ Henry T. Michie                         Director                                    August 7, 2008
------------------------------------
Henry T. Michie


/s/ Claire A. O'Connor                      Director                                    August 7, 2008
------------------------------------
Claire A. O'Connor


/s/ Bryan T. Rich                           Director                                    August 7, 2008
------------------------------------
Bryan T. Rich


/s/ J. Robert Seder                         Director                                    August 7, 2008
------------------------------------
J. Robert Seder


/s/ Paula A. Aiello                         Director                                    August 7, 2008
------------------------------------
Paula A. Aiello


/s/ Thomas J. Wickstrom                     Director                                    August 7, 2008
------------------------------------
Thomas J. Wickstrom



                                  EXHIBIT INDEX

Exhibit No.            Description                                       Method of Filing
-------------------    ---------------------------------------------     --------------------------------
       5.0             Opinion of Kilpatrick Stockton LLP                Filed herewith.

       10.1            CNB Financial Corp.'s 2008 Equity Incentive       Incorporated herein by
                       Plan                                              reference.

       10.2            Form of Award Agreements                          Filed herewith.

       23.0            Consent of Kilpatrick Stockton LLP                Contained in Exhibit 5.0

       23.1            Consent of KPMG LLP                               Filed herewith.

       23.2            Consent of Wolf & Company, P.C.                   Filed herewith.

       24.0            Power of Attorney                                 Located on the signature page.


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